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                                                                      EXHIBIT 21

                          SUBSIDIARIES OF THE COMPANY

COMPANY                                         JURISDICTION OF INCORPORATION
-------                                         -----------------------------
Endo Pharmaceuticals Inc.                                 Delaware
Endo Inc.                                                 Delaware